SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2017

Xenetic Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington MA 02421
(Address of principal executive offices)

Registrant’s telephone number, including area code: 781-778-7720

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

On June 22, 2017, we announced through our filing of a Definitive Proxy Statement on Form 14A with the Securities and Exchange Commission (the “Proxy Statement”) that we had scheduled our 2017 Annual Meeting of Stockholders ("Annual Meeting") for Tuesday, July 18, 2017. This meeting was convened and adjourned without any business being conducted, due to lack of the requisite quorum of shareholder votes either in person or in proxy. The Annual Meeting was adjourned to 12:00 PM local time on Wednesday, August 16, 2017 at the offices of Marcum LLP, 53 State Street, 17th Floor, Boston, Massachusetts 02109, to allow additional time for stockholders to vote on the proposals set forth in Xenetic's definitive Proxy Statement.

The record date for the Annual Meeting remains May 23, 2017. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Company stockholders as of the May 23, 2017 record date can vote, even if they have subsequently sold their shares. The Company’s board of directors and management respectfully request all such holders as of the record date to please vote your proxies as soon as possible.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly advises all of its stockholders to read the proxy statement and other proxy materials relating to the Annual Meeting because they contain important information. Such proxy materials are available at no charge on the Securities and Exchange Commission's website at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by accessing the Company’s website at www.xeneticbio.com or by contacting the Company’s Corporate Secretary at 781-778-7720 or by mail to Corporate Secretary, Xenetic Biosciences, Inc., 99 Hayden Ave., Ste. 230, Lexington, MA 02421.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ James Parslow

James Parslow

Chief Financial Officer

Date: July 18, 2017

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